Exhibit (h)(2)(c)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2011, by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on December 14, 2010, the Forward Select EM Dividend Fund, a new series of the Fund, effective May 1, 2011;

WHEREAS, the Board of Trustees of the Fund approved on December 14, 2010, the name change of the Forward International Fixed Income Fund, the Forward Long/Short Credit Analysis Fund, and the Forward Strategic Realty Fund to the Forward EM Corporate Debt Fund, the Forward Credit Analysis Long/Short Fund, and the Forward Real Estate Long/Short Fund, respectively, effective May 1, 2011;

WHEREAS, the Board of Trustees of the Fund will ratify on June 8, 2011, the name change of the Forward Frontier MarketStrat Fund and the Forward SMIDPlus Fund to the Forward Frontier Strategy Fund and the Forward Extended MarketPlus Fund, respectively, effective May 1, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedules A-1 and A-2 – List of Portfolios;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules A-1 and A-2 – List of Portfolios. Schedules A-1 and A-2 are replaced in its entirety with the attached Schedules A-1 and A-2.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.	Forward Funds

By:	By:
Name: Jeremy O. May	Name: J. Alan Reid, Jr.
Title: President	Title: President

SCHEDULE A-1

To the Amended and Restated Transfer Agency and Service Agreement

Fund Group I and Fund Group III Portfolios and Classes List

As of May 1, 2011

Portfolio	Open Classes of Shares
Forward Banking and Finance Fund	Investor Class Class A Class C
Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class M Class Z
Forward Credit Analysis Long/Short Fund	Investor Class Institutional Class Class A Class C Class M
Forward EM Corporate Debt Fund	Investor Class Institutional Class Class C
Forward Emerging Markets Fund	Investor Class Institutional Class Class M
Forward Focus Fund	Investor Class Institutional Class Class A
Forward Global Infrastructure Fund	Institutional Class Class A Class B Class C Class M
Forward Growth Fund	Institutional Class Class A Class C
Forward HITR Fund	[1]
Forward International Dividend Fund	Investor Class Institutional Class
Forward International Real Estate Fund	Institutional Class Class A Class C
Forward International Small Companies	Investor Class

[1]	The Forward HITR Fund is not yet operational. Once operational, the open share classes will be added and the Fund will incur charges in accordance with Schedule B.

Fund	Institutional Class Class A Class M
Forward Large Cap Equity Fund	Institutional Class Class A
Forward Real Estate Fund	Investor Class Institutional Class Class A Class C
Forward Real Estate Long/Short Fund	Institutional Class Class A Class B Class C
Forward Select EM Dividend Fund	Investor Class Institutional Class Class M
Forward Select Income Fund	Institutional Class Class A Class B Class C Class M
Forward Small Cap Equity Fund	Investor Class Institutional Class Class A Class M
Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Class M
Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M

SCHEDULE A-2

To the Amended and Restated Transfer Agency Service Agreement

Fund Group II Portfolio and Classes List

As of May 1, 2011

Portfolio	Class of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C
Forward CorePlus Fund	Investor Class Institutional Class Class Z
Forward Extended MarketPlus Fund	Investor Class Institutional Class Class C Class Z
Forward Frontier Strategy Fund	Investor Class Institutional Class Class Z
Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C
Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z
Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Equity Fund	Investor Class Institutional Class Class Z
Forward Investment Grade Fixed Income Fund	Investor Class Institutional Class Class Z
Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z
Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z